As filed with the Securities and Exchange Commission on January 14, 2010

Registration No. 333-____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MDRNA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-2658569
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3830 Monte Villa Parkway

Bothell, WA 98021

Tel: (425) 908-3600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)

J. Michael French

Chief Executive Officer

MDRNA, Inc.

3830 Monte Villa Parkway

Bothell, WA 98021

Tel: (425) 908-3600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Lawrence Remmel, Esq.

Pryor Cashman LLP

7 Times Square

New York, New York 10036

(212) 326-0199

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ No. 333- 148771

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction 1.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)	Amount to Be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (1)(2)
Common Stock, par value $0.006 per share(6)	(1)	(3)	(3)	N/A
Warrants	(1)	(3)	(3)	N/A
TOTALS:	—	—	$1,504,800(4)	$107.30(5)

(1)	There are being registered hereunder such indeterminate number of shares of common stock and such indeterminate number of warrants to purchase common stock as will have an aggregate initial offering price not to exceed $1,504,800. This does not include $50,000,000 in securities previously registered pursuant to the Registrant’s Registration Statement on Form S-3 (File No. 333-148771) declared effective February 4, 2008 (the “Registration Statement”). The securities registered also include such indeterminate number of shares of common stock as may be issued upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-3 (File No. 333-148771), as amended, is hereby registered.
(3)	The proposed maximum initial offering price will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities to be registered, pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.
(4)	Represents an additional $1,504,800 of securities being registered pursuant to Rule 462(b) under the Securities Act of 1933, as amended.
(5)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended, at the statutory rate of $71.30 per $1,000,000 of securities registered.
(6)	Also relates to preferred share purchase rights that are attached to all shares of common stock of the Registrant in accordance with the Rights Agreement by and between the Registrant and American Stock Transfer and Trust Company, dated February 22, 2000. These rights are not exercisable until the occurrence of events specified in the Rights Agreement, are evidenced by the certificates for the common stock and are transferred along with and only with the common stock. The value attributable to these rights, if any, is reflected in the value of the common stock.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV.A to Form S-3.

This Registration Statement relates to the shelf registration statement on Form S-3 (File No. 333-148771) filed by MDRNA, Inc. on January 22, 2008, and declared effective on February 4, 2008 by the Commission (the “Prior Registration Statement”), and is being filed for the purpose of increasing the dollar amount of securities registered under the Prior Registration Statement by $1,504,800. The contents of the Prior Registration Statement, including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated herein by reference in their entirety.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 14th day of January, 2010.

MDRNA, INC.

By:	/s/ J. MICHAEL FRENCH
J. Michael French
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. MICHAEL FRENCH J. Michael French	President and Chief Executive Officer	January 14, 2010

/s/ PETER S. GARCIA Peter S. Garcia	Chief Financial Officer (Principal Financial and Accounting Officer)	January 14, 2010

/s/ BRUCE R. THAW, ESQ. Bruce R. Thaw, Esq.	Chairman of the Board	January 14, 2010

/s/ DANIEL L. PETERS Daniel L. Peters	Director	January 14, 2010

/s/ JAMES E. ROTHMAN, PH.D. James E. Rothman, Ph.D.	Director	January 14, 2010

/s/ GREGORY SESSLER Gregory Sessler	Director	January 14, 2010

/s/ JAMES M. KARIS James M. Karis	Director	January 14, 2010

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Pryor Cashman LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Pryor Cashman LLP (included in Exhibit 5.1).